Exhibit 8.1

SIDLEY AUSTIN LLP 1000 LOUISIANA STREET SUITE 5900 HOUSTON, TX 77002 +1 713 495 4500 +1 713 495 7799 FAX AMERICA • ASIA PACIFIC • EUROPE

April 10, 2026

USA Compression Partners, LP

111 Congress Avenue, Suite 2400

Austin, Texas 78701

Re: USA Compression Partners, LP Form S-3

Ladies and Gentlemen:

We have acted as counsel for USA Compression Partners, LP (the “Partnership”), with respect to certain legal matters in connection with the preparation of a Prospectus dated on or about the date hereof (the “Prospectus”) forming part of the Registration Statement on Form S-3 filed by the Partnership, to which this opinion is an exhibit (the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of 1933, as amended, (the “Act”) of common units representing limited partner interests in the Partnership.

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Partnership as to factual matters through a certificate of an officer of the Partnership (the “Officer’s Certificate”). In addition, this opinion is based on the factual representations of the Partnership concerning its business, properties and governing documents as set forth in the Registration Statement, the Prospectus and the Partnership’s responses to our examinations and inquiries.

In our capacity as counsel to the Partnership, we have, with your consent, made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or in the Officer’s Certificate. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us that are qualified as to knowledge or belief, without regard to such qualification. In rendering our opinion, we have assumed, with your consent, that (i) all signatures are genuine, all natural persons are of legal capacity, all documents submitted to us are authentic originals, or if submitted as duplicates or certified or conformed copies that they faithfully reproduce the originals thereof; (ii) all such documents have been or will be duly executed to the extent required in the form presented to us; (iii) all representations and statements set forth in such documents are true, correct and complete as of the date hereof; (iv) any representation or statement qualified by belief, knowledge, materiality or any similar qualification is true, correct and complete without such qualification; and (v) all events described in such documents that are expected, planned or intended to occur or not occur will in fact occur or not occur, as applicable, and all obligations imposed on any party by any such document have been or will be performed or satisfied in accordance with their terms.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any matter not discussed herein.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Based on such facts, assumptions and representations and subject to the limitations set forth herein and in the Registration Statement, the Prospectus and the Officer’s Certificate, the statements in the Prospectus under the caption “Material U.S. Federal Income Tax Consequences,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute the opinion of Sidley Austin LLP as to the material U.S. federal income tax consequences of the matters described therein.

This opinion is rendered to you as of the date hereof, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement, the Prospectus and the Officer’s Certificate, may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement and the Prospectus. This opinion may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the incorporation by reference of this opinion to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Sidley Austin LLP